UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2009

Metalline Mining Company
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (208) 665-2002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[XX] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[XX ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 22, 2009, Metalline Mining Company (“Metalline”) closed a private placement of 6,500,000 units, with each unit consisting of one share of common stock and one warrant.  Subject to certain conditions precedent, every two warrants are exercisable to purchase one share of Metalline common stock at a price of $0.57 per share. The warrants will not become exercisable unless the proposed transaction between Dome Ventures Corporation (“Dome”) and Metalline is not completed pursuant to the agreement between the parties (as described in a current report on Form 8-K dated December 4, 2009).  If that agreement is terminated the warrants become exercisable but will expire on December 22, 2010.

The units were purchased at $0.46 per unit, for total net proceeds to Metalline of $2,990,000.  Because each of the investors represented to Metalline that they are accredited investors and/or non U.S. persons Metalline relied on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, Rule 506 of Regulation D, and Regulation S promulgated thereunder for this issuance. No commissions or other remuneration were paid in connection with this issuance.

The closing of the private placement described in this report was a material term of the Agreement and Plan of Merger and Reorganization Metalline entered into on December 4, 2009.

On October 27, 2009, we issued 1,263,450 shares of common stock to an accredited investor upon the exercise of warrants.  The Company received aggregate proceeds of $413,380 upon the exercise of the warrants.  Of the warrants exercised, 1,150,000 were exercised at $0.32 per share and 113,450 were exercised at $0.40 per share. The shares were issued in reliance on the exemptions from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder for this issuance. No commissions or other remuneration were paid for this issuance.

On October 31, 2009 we issued an aggregate of 32,400 shares of the Company’s common stock to our independent directors, each director being an accredited investor. These shares were issued in consideration for services. The shares were issued in reliance on the exemptions from registration contained in Sections 4(2) and 4(6) of the 1933 Act. No commissions or other remuneration were paid for this issuance.

Where You Can Find Additional Information

This report is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities. Any offer of Metalline securities with respect to the proposed transaction between Dome and Metalline will be made only through a registration statement and related materials.  In connection with the proposed merger, Metalline will file a registration statement, including a joint proxy statement of Metalline and Dome, with the SEC. Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Metalline and Dome, without charge, at the SEC’s web site (www.sec.gov). These documents may also be obtained by directing a request to Metalline at 1330 E. Margaret Avenue, Coeur d'Alene, Idaho (telephone (208) 665-2002).

Metalline and Dome and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Metalline and Dome shareholders in respect of the proposed merger.

Information regarding Metalline’s directors and executive officers is available in Metalline’s annual report on Form 10-K for the year ended October 31, 2008, filed with the SEC on February 13, 2009. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration and joint proxy statement filed with the SEC in connection with the proposed transaction.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1

Press Release dated December 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)

Date: December 24, 2009	_/s Merlin Bingham_____________
Name: Merlin Bingham
Title: President